Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven

Yarom Romem
Adam Spruch
Yuval Bargil
Eliran Furman
Eran Lempert
Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Ido Chitman
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Micha Tollman
Shani Rapoport
Lior Gelbard
Keren Tal
Naftali Nir
Michal Sagmon

Hila Roth
Neta Goshen
Roy Masuri
Daphna Livneh
Tamar Gilboa
Yael Hoefler
Sagi Schiff
Lilach Grimberg
Adi Samuel
Netanella Treistman
Daniel Damboritz
Shlomi Schneider
Alona Toledano
Elad Offek
Yuval Shamir
Dana Heller
Yulia Lazbin
Joshua Lieberman
Liat Pillersdorf
Orly Rottenberg
Avi Anouchi
Shay Fahima
Sivan Gilron Dotan
Tomer Bar-Nathan
Evan Schendler
Lihi Katzenelson
Eyal Aichel
Shahar Uziely
Edan Regev
Yehudit Biton
Gitit Ramot-Adler
Omri Schnaider

Rinat Michael
Adi Attar
Ivor Krumholtz
Daniella Milner
Harel Sinai
Amos Oseasohn
Guy Kortany
Goor Koren
Adi Daniel
Miriam Friedmann
Itamar Lippner
Roni Osborne
Ortal Zanzuri
Reut Sasson
Roey Sasson
Shir Eshkol
Nir Rodnizky
Noa Slavin
Guy Fatal
Shani Lorch
Ira Evental
Itamar Cohen
Shai Margalit
Ofir Schwartz
Meital Singer
Yonatan Whitefield
Moshe Lankry
Shira Teger
Rachel Lerman
Ravid Saar
Debbie Shalit
Sophie Blackston

Eti Elbaz
Elad Morgenstern
Ron Ashkenazi
Dafna Raz
Sara Haber
Ilan Akouka
Shlomit Bukaya
Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Ophir Dagan
Yael Meretyk Hanan
Nataly Damary
Shiran Glitman
Michael Rosenblit
Dani Weissberg
Lareine Khoury
Nohar Hadar
Shirley Youseri
Nitzan Kahana
Yahel Kaplan
Tali Har-Oz
Liad Kalderon
Natalie Korenfeld
Moshe Pasker
Mazi Ohayon
Nitzan Fisher-Conforti
Victoria Savu
Derora Tropp
Amos Shiffman
Hila Amiel
Maytal Spivak

Avraham Schoen
Or Lev
Or Karabaki
Elan Loshinsky
Eyal Sharf
Ron Shaham
Ariel Even
Daniel Gazit
Josh Hauser
Ron Jacoby
Eitan Cohen
Itai Guttel

Rebecca Hazan Of Counsel
Roy Keidar Of Counsel

Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | December 26, 2018

BioLineRx Ltd.
2 Hamayan Street
Modi’in Technology Park
Modi’in 7177871
Israel

Re:	BioLineRx Ltd. — 957,549 American Depositary Shares Representing 957,549 Ordinary Shares

Dear Sir and Madam:

We have acted as Israeli counsel to BioLineRx, Ltd., (the “Company”) in connection with the issuance to Kreos Capital V (Expert Fund) L.P., of a warrant (the “Warrant”) to purchase up to an aggregate of 957,549 American Depositary Shares (the “ADSs”), each representing one ordinary share, NIS 0.10 par value per share of the Company (the “Ordinary Shares”), which Warrant was issued on October 2, 2018.  The ADSs issuable upon exercise of the Warrant are being registered under a registration statement on Form F-3 (Registration Statement No. 333-_________) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and any related prospectus or prospectuses, if any.

As counsel to the Company in Israel, we have examined copies of the Memorandum of Association and the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il

Based on the foregoing, we advise you that in our opinion, the Warrant was duly issued, and the Ordinary Shares underlying the ADSs are duly authorized, legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

Mayer Brown LLP may rely upon this opinion for the purpose of rendering their opinion dated December  [—], 2018, with respect to certain matters concerning the ADSs.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely, /s/ Yigal Arnon & Co. Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il